Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated October 17, 2016 on the financial statements of Digital Donations, Inc. as of and for the year ended December 31, 2015 and as of and for the period from March 10, 2014 (inception) through December 31, 2014 and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ L J Soldinger Associates LLC

Deer Park, Illinois

November 14, 2016